UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 1, 2013,  MRV Communications, Inc. (the “Company”) entered into a Stipulation of Settlement (the “Settlement Agreement”) to settle the previously disclosed stockholder derivative actions with plaintiffs Warren Rubin IRA, Donald Gautreaux and Jing Ke, and defendants Noam Lotan, Shlomo Margalit, Shay Gonen, Guy Avidan, Guenter Jaensch, Igal Shidlovsky, Daniel Tsui, Harold W. Furchtgott-Roth and Baruch Fischer, of all claims in In re MRV Communications, Inc. Derivative Litigation and Ke v. Margalit, et al. (together the “Derivative Actions”). Terms of the proposed settlement were previously disclosed in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on January 17, 2013. The Settlement Agreement was filed with the U.S. District Court for the Central District of California on March 1, 2013.

The Settlement Agreement provides for, among other things, (a) a release of all claims relating to the Derivative Actions for the Company, the individual defendants, who are all former officers and directors of the Company, and the plaintiffs; (b) a provision that $2.5 million be paid to the Company by the Company’s insurance carriers; (c) a requirement that the Company pay to plaintiffs’ counsel $500,000 in cash and 250,000 five-year term warrants to purchase the Company’s Common Stock with an exercise price equal to the closing price of the Company’s Common Stock on the date on which the judgment approving the settlement becomes final; and (d) the continued payment by the Company of applicable reasonable attorneys’ fees for the individual defendants. Within 120 days following the later of the issuance of an order approving the settlement by the federal District Court, or the end of the period available for appeal, the Company would be required to take certain corporate governance reform actions, many of which have already been implemented.

The Settlement Agreement remains subject to preliminary and final court approval and certain other conditions, including notice to stockholders and an appeal period for stockholders to object. At this time, there can be no assurance that the Settlement Agreement will receive the required court and other approvals or that the settlement will become final.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including those statements concerning the litigation matters described above, preliminary and final court approval of the Settlement Agreement, and the release of the class claims asserted under the previously disclosed Derivative Actions in the Federal District Court and the California Superior Court. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and cause actual outcomes and results to differ materially from current expectations. There is no assurance that the conditions to effect the settlement will be met, that the Settlement Agreement will receive the required court and other approvals or that the settlement will become final. Additional important factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements are detailed in filings with the Securities and Exchange Commission, made from time to time by the Company, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K. The information contained in this Form 8-K is a statement of the Company’s present intentions, beliefs or expectations. The Company may change its intentions, beliefs or expectations, at any time and without notice, based upon any changes in such factors, from the Company’s assumptions and otherwise. Except as required by law, the Company undertakes no obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances occurring after the date thereof, or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 7, 2013

MRV COMMUNICATIONS, INC.

By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary